Exhibit 99.1

P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax: (804) 254-3584

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P R E S S       R E L E A S E

CONTACT:	Universal Corporation Investor Relations	RELEASE:	4:15 p.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Provides Third Quarter Fiscal Year 2025

Financial and Operational Update

Reports Preliminary Third Quarter Fiscal Year 2025 Results

Highlights Continued Strong Operational Performance

Files Form 12b-25, Delays Third Quarter 2025 Earnings Release and Conference Call

Richmond, VA / February 10, 2025 / BUSINESSWIRE

Universal Corporation (NYSE:UVV) (“Universal” or the “Company”), a global business-to-business agriproducts company, today is providing a financial and operational update for the third quarter of fiscal year 2025, including preliminary results for the quarter.

Preston D. Wigner, Chairman, President, and Chief Executive Officer of Universal Corporation, stated, “Universal achieved solid results for the third quarter of fiscal year 2025, primarily driven by the strength of our Tobacco Operations segment. Demand from our tobacco customers remained robust, and our global procurement efforts have been successful in securing the tobacco to meet this need. Our Ingredients Operations segment also continued to perform in line with our strategic plans, with sales of newly produced and developed value-added products largely offsetting market-driven pricing pressures experienced by certain of our traditional product lines. The progress we are making in our ingredients business is a direct result of the investments we have made over the last two fiscal years, including in our enhanced ingredients facility.

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Universal Corporation

Mr. Wigner continued, “Looking ahead, we are confident that Universal is well positioned to finish fiscal year 2025 on a strong footing. We will continue to maximize and optimize our tobacco business, expand our ingredients business, and seek possible opportunities in the future for both segments to work together and provide even more value for our customers and shareholders.”

Preliminary Unaudited Financial Results

(in millions of dollars,except per share data)	Three Months Ended December 31, 2024

Consolidated Results
Sales and other operating revenue	$937.2
Operating income	100.7
Net Income attributable to Universal Corporation	57.1
Basic earnings per share	2.28
Diluted earnings per share	2.27
Segment Results
Tobacco operations sales and other operating revenues	$854.8
Tobacco operations operating income	99.2
Ingredients operations sales and other operating revenues	83.3
Ingredients operations operating income	3.7

Highlights of the Quarter

Consolidated Results

•	Revenues and operating income driven by increased tobacco and ingredients sales volumes.

Tobacco Operations Segment

•	Tobacco Operations segment results benefited from:

o	Positive momentum due to increased customer demand and successful tobacco procurement and marketing efforts;
o	Higher quality, better yielding crops in Africa;
o	Strong trading volumes combined with higher shipment volumes and better-quality crops in Asia; and
o	Accelerated shipment timing in the United States per certain customers’ requests.

•	Selling, general, and administrative expenses for the Tobacco Operations segment included approximately $11 million in currency remeasurement losses.
•	Uncommitted tobacco inventory levels remained low at about 10% at quarter end.

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Universal Corporation

Ingredients Operations Segment

•	Higher revenues on increased sales volumes.
•	Margins for certain traditional products were strained by high raw material costs and inflation-driven increases in consumer food prices.
•	Continued high level of interest in value-added products, reflecting effectiveness of platform investments.

Select Balance Sheet Items, Liquidity, and Debt

•	Cash and cash equivalents were approximately $215 million, accounts receivable were approximately $651 million, total inventories were approximately $1.1 billion, notes payable and overdrafts were approximately $539 million, and long-term debt (including any current portion) was approximately $618 million at quarter end.
•	Approximately $270 million was available under revolving credit facility as of quarter end.
•	Given strong leaf tobacco demand, tobacco shipments are currently progressing in line with the Company's expectations. Additionally, the Company expects larger flue-cured and burley tobacco crops, as compared to last year in certain key origins, particularly in Brazil, and therefore is not seeing the early, accelerated green tobacco purchasing it saw in the prior season. Cash collection from tobacco shipments and more normalized working capital requirements support the Company's intention to reduce net debt levels.

The preliminary unaudited financial results for the quarter ended December 31, 2024, included in this press release represent the most current information available to management and are not a comprehensive statement of the financial results for this period. Consequently, the preliminary unaudited financial results do not present all necessary information for a complete understanding of the Company’s financial condition as of December 31, 2024, or its results of operations for the quarter ended December 31, 2024. Actual results may differ from these preliminary unaudited results due to developments that may arise between the date of this press release and the time that financial results for the quarter ended December 31, 2024 are finalized.

Sustainability Update

On December 19, 2024, Universal released its 2024 Sustainability Report (the “Report”), highlighting its efforts in advancing energy efficiency, strengthening supply chain resiliency and continuing to be a strong partner for its farming communities. Responsible business practices are integrated into Universal’s business strategy, allowing the Company to cultivate sustainable growth as good stewards of the environment. As a result of the Company’s transition to cleaner fuels for its operations, 93.5% of the tobacco Universal processes is coal-free as of 2024. This positive change supports the Company’s goal of reducing its greenhouse gas (GHG) emissions by 30% by 2030 from its 2020 baseline year. In 2024, the Company also trained over 175,000 farmers on Good Agricultural Practices and Agricultural Labor Practices to advance human rights standards throughout its supply chain. Universal also adopted a Behavior-Based Safety program to cultivate a proactive safety culture in its operations. The Report, with additional details related to the Company’s responsible operations, can be found on Universal’s website, www.universalcorp.com.

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Universal Corporation

Other Corporate Developments

The Company has filed a Form 12b-25, Notification of Late Filing, with the U.S. Securities and Exchange Commission (“SEC”) in connection with its inability to timely file the Form 10-Q for its third quarter of fiscal year 2025 ended December 31, 2024.

In August 2024, shortly before filing the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, the Company’s management was made aware of embezzlement by a former senior finance employee at the Company’s Mozambique subsidiary, Mozambique Leaf Tobacco Ltda. (“MLT”). The Company promptly commenced an internal investigation regarding these allegations and related matters. As previously reported, with the assistance of outside advisors, the Company’s internal investigation identified approximately $7 million in the aggregate of unauthorized payments during fiscal years 2022 through 2025. In total, the Company has identified approximately $16.7 million in the aggregate of unauthorized payments during fiscal years 2016 through 2025.

With the assistance of outside advisors, the Company continues to work diligently to complete the investigation, including a review of the circumstances and timing around the discovery of the embezzlement, as soon as possible. The Company is currently unable to predict the outcome or time frame for completion of the investigation.

As of the date of this press release, the Company does not believe material adjustments to its previously issued financial statements will be necessary or that the investigation will have a material impact on its financial results for fiscal year 2025. The Company is pursuing sources of recovery, including insurance.

As a result of the ongoing investigation, the process of finalizing financial statements for the second and third quarters of fiscal year 2025 could not be completed on a timely basis. The Company intends to file all required reports as soon as practicable after the conclusion of the investigation. As part of the investigation, management is evaluating its design and effectiveness of internal control over financial reporting. The Company expects to report one or more material weaknesses in its internal control over financial reporting, and the status of its related remediation plan, in its filings to be made after the completion of the investigation.

On February 10, 2025, the Company entered into a further consent with respect to its revolving credit agreement that provided for, among other things, an extension until June 16, 2025, for delivery by the Company to the lenders of its quarterly financial statements for the quarter ended September 30, 2024, and its quarterly financial statements for the quarter ended December 31, 2024.

Earnings Release and Investor Conference Call

The Company is postponing its third quarter earnings release and conference call to allow additional time to complete the Form 10-Q for its third quarter of fiscal year 2025 ended December 31, 2024. The Company intends to make a subsequent announcement to schedule a date and time to discuss its quarterly earnings reports for the second and third quarters of fiscal year 2025, once the filing date of its Forms 10-Q is confirmed.

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Universal Corporation

About Universal Corporation

Universal Corporation (NYSE: UVV) is a global agricultural company with over 100 years of experience supplying products and innovative solutions to meet our customers’ evolving needs and precise specifications. Through our diverse network of farmers and partners across more than 30 countries on five continents, we are a trusted provider of high-quality, traceable products. We leverage our extensive supply chain expertise, global reach, integrated processing capabilities, and commitment to sustainability to provide a range of products and services designed to drive efficiency and deliver value to our customers. For more information, visit www.universalcorp.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Among other things, these statements include statements made in Mr. Wigner’s quotations, statements regarding expectations with respect to our fiscal year 2025 performance, our strategic plans, ingredients business, tobacco business, including expectations with respect to shipments and sales and purchases of tobacco crops, the ongoing internal investigation including descriptions of its scope, duration and impact, expectations about the Company’s reporting of its results and filing its Forms 10-Q for the quarters ended September 30, 2024 and December 31, 2024, the potential financial statement impact of the investigated matter, and the preliminary unaudited financial information for the quarters ending September 30, 2024 and December 31, 2024. These forward-looking statements are generally identified by the use of words such as we “expect,” “believe,” “anticipate,” “could,” “should,” “may,” “plan,” “will,” “predict,” “estimate,” and similar expressions or words of similar import. These forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance, or achievements to be materially different from any anticipated results, prospects, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the uncertainty of the ultimate findings of the ongoing internal investigation, as well as the timing of its completion and costs and expenses arising out of the ongoing internal investigation process and its results; the impact of the ongoing internal investigation on us, our management and operations, including financial impact as well as any litigation or regulatory action that may arise from the ongoing internal investigation; the impact of the internal investigation on our conclusions regarding the design and effectiveness of our internal control over financial reporting and our disclosure controls and procedures; our ability to timely and adequately remediate any internal control failures identified from the results of the internal investigation; our ability to regain compliance with New York Stock Exchange listing requirements; success in pursuing strategic investments or acquisitions and integration of new businesses and the impact of these new businesses on future results; product purchased not meeting quality and quantity requirements; our reliance on a few large customers; our ability to maintain effective information technology systems and safeguard confidential information; anticipated levels of demand for and supply of our products and services; costs incurred in providing these products and services including increased transportation costs and delays attributed to global supply chain challenges; timing of shipments to customers; higher inflation rates; changes in market structure; government regulation and other stakeholder expectations; economic and political conditions in the countries in which we and our customers operate, including the ongoing impacts from international conflicts; product taxation; industry consolidation and evolution; changes in exchange rates and interest rates; impacts of regulation and litigation on its customers; industry-specific risks related to its plant-based ingredient businesses; exposure to certain regulatory and financial risks related to climate change; changes in estimates and assumptions underlying our critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations; and general economic, political, market, and weather conditions. Actual results, therefore, could vary from those expected. Please also refer to such other factors as discussed in Part I, Item 1A. “Risk Factors” of Universal’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and related disclosures in other filings which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. Universal cautions investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made, and it undertakes no obligation to update any forward-looking statements made, except as required by law.

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